UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

June 20, 2023

Quotient Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1260 East Stringham Avenue, Suite 600

Salt Lake City, Utah 84106

(Address of principal executive offices, including zip code)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	QUOT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 20, 2023, Quotient Technology Inc. (“Quotient” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CB Neptune Holdings, LLC (“Parent”) and NRS Merger Sub Inc. (“Merger Sub”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Quotient (the “Merger”), with Quotient continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are affiliates of Charlesbank Capital Partners LLC (“Charlesbank”).

Quotient’s Board of Directors (the “Board”) determined that the transactions contemplated by the Merger Agreement, including the Merger, are in the best interests of Quotient and its stockholders, and approved the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement. The Board also resolved to recommend that Quotient’s stockholders vote to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of Quotient, par value $0.00001 per share (“Common Stock”), outstanding immediately prior to the Effective Time (subject to certain exceptions, including shares of Common Stock owned by stockholders of Quotient who have properly exercised appraisal rights in accordance with Delaware law) will, at the Effective Time, automatically be converted into the right to receive $4.00 in cash (the “Per Share Price”), without interest and subject to applicable withholding taxes.

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase shares of Common Stock granted pursuant to any applicable Company stock plan outstanding as of immediately prior to the Effective Time, whether vested or unvested, will, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (1) the number of shares of Common Stock subject to such option as of immediately prior to the Effective Time and (2) the excess, if any, of the Per Share Price over the exercise price per share of such option. Each option to purchase shares of Common Stock with an exercise price per share equal to or greater than the Per Share Price will be cancelled without any action on the part of the holder thereof and without any cash payment being made in respect thereof

Pursuant to the Merger Agreement, at the Effective Time, each restricted stock unit (“Company RSU”) granted pursuant to any applicable Company stock plan outstanding as of immediately prior to the Effective Time (subject to certain limited exceptions) will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (1) the Per Share Price and (2) the total number of shares of Common Stock subject to such Company RSU as of immediately prior to the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, each performance-based restricted stock unit (“Company PSU”) granted pursuant to any applicable Company stock plan outstanding as of immediately prior to the Effective Time will automatically, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become the right to receive an amount in cash (with any performance-vesting conditions deemed achieved as of immediately prior to the Effective Time at 100% of the target level of performance (which, for the avoidance of doubt, is equal to 100% of the Company PSUs underlying each Company PSU award granted in 2022)), without interest thereon and subject to applicable withholding taxes, equal to the product of (1) the Per Share Price and (2) the total number of shares of Common Stock subject to such Company PSU as of immediately prior to the Effective Time.

Completion of the Merger is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock; (2) the expiration or early termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other applicable antitrust Laws, as amended; and (3) the absence of an order or law preventing the Merger.

The Merger Agreement contains customary representations, warranties and covenants made by each of Quotient, Parent and Merger Sub, including, among others, covenants by Quotient regarding the conduct of its business prior to the closing of the Merger. Quotient is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist alternative acquisition proposals from third parties; (2) subject to certain exceptions, provide information relating to, or afford access to the business, properties, assets, books, records or personnel of, Quotient or any of its subsidiaries to third parties in connection with alternative acquisition proposals, or (3) subject to certain exceptions, participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. In addition, Quotient has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that Quotient’s stockholders vote to adopt the Merger Agreement. Quotient has also agreed that it will file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement relating to the adoption of the Merger Agreement by Quotient’s stockholders promptly after the execution of the Merger Agreement (but in no event later than 30 days after the date of the Merger Agreement), and the Company will convene and hold a special meeting of the Company’s stockholders for the purpose of seeking the adoption of the Merger Agreement as promptly as reasonably practicable following the mailing of the definitive proxy statement to the Company’s stockholders.

Either Quotient or Parent may, subject to certain exceptions, terminate the Merger Agreement if (1) the Effective Time has not occurred by November 20, 2023 (the “Termination Date”), (2) a governmental authority of competent jurisdiction has issued a final and non-appealable governmental order preventing the consummation of the Merger or (3) Quotient’s stockholders fail to adopt the Merger Agreement at a special meeting of Quotient’s stockholders at which a vote is taken on the Merger. Quotient may terminate the Merger Agreement in certain additional limited circumstances, including to allow Quotient to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that Quotient’s stockholders vote to adopt the Merger Agreement (provided that Parent may not so terminate the Merger Agreement if it fails to so terminate prior to 11:59 p.m., Eastern time, on the date which is ten business days after such withdrawal.

Upon termination of the Merger Agreement under specified circumstances, Quotient will be required to pay Parent a termination fee of $13,590,000 (the “Company Termination Fee”). Specifically, this termination fee is payable by Quotient to Parent if the Merger Agreement is terminated by (1) Parent as a result of the Board’s determination to change its recommendation with respect to the Merger; or (2) Quotient in connection with its acceptance of a Superior Proposal. The termination fee will also be payable in certain circumstances if (1) the Merger Agreement is terminated under certain circumstances; (2) prior to such termination (but after the date of the Merger Agreement) a proposal to acquire at least 50 percent of Quotient’s stock or assets is publicly announced or disclosed; and (3) Quotient subsequently consummates, or enters into a definitive agreement providing for, a transaction involving the acquisition of at least 50 percent of its stock or assets within twelve months of such termination, and such transaction is ultimately consummated.

Upon termination of the Merger Agreement under other specified circumstances, Parent will be required to pay Quotient a termination fee of $29,445,000 (the “Parent Termination Fee”). Specifically, the termination fee will be payable by Parent to the Company upon termination if the Merger Agreement is validly terminated by (1) Quotient because (a) of a breach of Parent or Merger Sub’s representations, warranties, covenants or other agreements in a manner that would cause the related closing conditions to not be satisfied, subject to a notice and cure period, or (b) Parent and Merger Sub fail to consummate the Closing as required pursuant to, and in the circumstances specified in, the Merger Agreement, or (2) Quotient or Parent because the Effective Time has not occurred by the Termination Date and at such time, Quotient has the right to terminate the Merger Agreement because of a breach of Parent or Merger Sub’s representations, warranties, covenants or other agreements in a manner that would cause the related closing conditions to not be satisfied, subject to a notice and cure period. In connection with the execution of the Merger Agreement, Charlesbank Equity Fund IX, L.P (the “Guarantor”) has provided Quotient with a Limited Guaranty dated June 20, 2023 in favor of Quotient (the “Limited Guaranty”). The Limited Guaranty guarantees, among other things, the payment of the termination fee payable by Parent, subject to the conditions set forth in the Guarantee.

If the Merger Agreement is terminated because Quotient’s stockholders fail to approve the adoption of the Merger Agreement and the transactions contemplated thereby including the Merger, Quotient will be required to pay Parent and its affiliates expense reimbursement for all reasonable and documented out-of-pocket fees and expenses up to $4,530,000 (the “Expense Reimbursement”). In the event that the Company is required to pay the Company Termination Fee, such payment will be reduced by the amounts of any Expense Reimbursement previously paid to Parent.

The Merger Agreement also provides that Quotient, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. Subject to limited exceptions, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at an amount equal to the Parent Termination Fee plus certain enforcement expenses and reimbursement and indemnification obligations, and Quotient’s liability for monetary damages for breaches of the Merger Agreement are capped at the Company Termination Fee plus certain enforcement expenses.

Pursuant to an equity commitment letter dated June 20, 2023, the Guarantor committed to invest in Parent, the cash amounts set forth therein for the purpose of funding the consummation of the transactions contemplated by the Merger Agreement and to pay fees and expenses related to the Merger, subject to the terms and conditions of the equity commitment letter. Quotient is a third party beneficiary of the equity commitment letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein. Pursuant to a debt commitment letter dated June 20, 2023, Cerberus Business Finance, LLC committed to provide Parent with debt financing for the purpose of funding the consummation of the transactions contemplated by the Merger Agreement and to fund the ongoing working capital requirements and other general corporate purposes of Parent, its parent company, and their respective subsidiaries, subject to the terms and conditions of the debt commitment letter.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Quotient, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the merger consideration and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Quotient, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Quotient’s public disclosures. Quotient acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Quotient, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement that Quotient will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Quotient will make with the SEC.

Voting Agreement

On June 20, 2023, in connection with the execution of the Merger Agreement, certain of Quotient’s directors and executive officers, solely in their capacity as Quotient’s stockholders, have entered into voting agreements (the “Voting Agreements”) with Parent and Merger Sub. These stockholders represent approximately 1.4 percent of Quotient’s outstanding voting power as of the date of the Voting Agreements. Under the Voting Agreements, the stockholders party thereto have agreed to vote their shares of Common Stock in favor of the adoption of the Merger Agreement and certain other matters. The Voting Agreements terminate in certain circumstances, including upon the valid termination of the Merger Agreement in accordance with its terms. The Voting Agreements do not restrict the actions of stockholders party thereto in their capacities as directors of Quotient. The Voting Agreements also contain restrictions on transfer of shares of Common Stock held by the stockholders party thereto, subject to certain exceptions.

Also on June 20, 2023, in connection with the execution of the Merger Agreement, Engaged Capital, LLC and certain of its affiliates (“Engaged Capital”) have entered into a voting agreement (the “Engaged Capital Voting Agreement”) with Parent and Merger Sub. Engaged Capital represents approximately 8.2 percent of Quotient’s outstanding voting power as of the date of the Voting Agreements. Under the Engaged Capital Voting Agreement, Engaged Capital has agreed to vote their shares of Common Stock in favor of the adoption of the Merger Agreement and certain other matters. The Engaged Capital Voting Agreement terminates in certain circumstances, including upon the valid termination of the Merger Agreement in accordance with its terms, in the event that the Board withdraws its recommendation that Quotient’s stockholders vote to adopt the Merger Agreement in connection with a Superior Proposal and upon mutual consent of the parties to the Engaged Capital Voting Agreement. The Engaged Capital Voting Agreement restricts Engaged Capital from transferring shares of Common Stock to any person that Engaged Capital is aware intends to vote against the adoption of the Merger Agreement or transactions contemplated by the Merger Agreement.

The foregoing descriptions of the Voting Agreements and Engaged Capital Voting Agreement are qualified in their entirety by reference to the full text of the form of the Voting Agreements and Engaged Capital Voting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 and are incorporated into this report by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, Quotient intends to file a proxy statement on Schedule 14A with the SEC. Promptly after filing its definitive proxy statement with the SEC, Quotient intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT QUOTIENT FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the preliminary proxy statement with respect to the proposed transaction, the definitive proxy statement with respect to the proposed transaction, any amendments or supplements to the definitive proxy statement and other documents filed by Quotient with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the Company’s Investor Relations website at https://investors.quotient.com or by contacting the Company’s Investor Relations Department at ir@quotient.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Annual Report on Form 10-K for the year ended

December 31, 2022, filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the proxy statement for the Company’s 2023 Annual Meeting, the proxy statement in connection with the proposed transaction and other relevant documents to be filed with the SEC, if and when they become available.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual events may differ significantly from expectations due to various risks and uncertainties including, but not limited to, the ability of Quotient to obtain stockholder or regulatory approvals required to consummate the proposed transaction; the satisfaction or waiver of other conditions to closing in the Merger Agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against Quotient, its directors and others related to the proposed transaction; difficulties integrating the Quotient business into the NRS business or other challenges to achieve the expected benefits of the transaction; and the factors described in the Risk Factors section of Quotient’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 16, 2023, as amended in a Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023, Quotient’s most recently filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 9, 2023 and as from time to time updated in Quotient’s Quarterly Reports on Form 10-Q. These documents are available in the “SEC Filings” section of Quotient’s Investor Relations website at https://investors.quotient.com. You are cautioned not to place undue reliance on Quotient’s forward-looking statements, which speak only as of the date of this communication. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events, new information or circumstances occurring after the date of this communication.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 20, 2023, by and among CB Neptune Holdings, LLC, NRS Merger Sub Inc.. and Quotient Technology Inc.*

10.1	Form of Voting Agreement, dated June 20, 2023, among CB Neptune Holdings, LLC, NRS Merger Sub Inc., Quotient Technology Inc. and certain stockholders of Quotient Technology Inc.*

10.2	Engaged Capital Voting Agreement, dated June 20, 2023, among CB Neptune Holdings, LLC, NRS Merger Sub Inc., Quotient Technology Inc. and Engaged Capital, LLC and certain of its affiliates.*

99.1	Press Release, dated June 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Quotient will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Quotient may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT TECHNOLOGY INC.

Date: June 20, 2023	By:	/s/ Connie Chen
	Name:	Connie Chen
	Title:	General Counsel, Compliance Officer and Secretary